UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 13, 2015

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 15, 2015 CytoDyn Inc. (the “Company”) completed its previously reported private placement of convertible promissory notes (the “Offering”). In the final two closings on May 13 and May 15, 2015, the Company issued $2.18 million in aggregate principal amount of unsecured convertible promissory notes (the “Notes”) and related warrants (the “Warrants”) to purchase common stock of the Company (the “Common Stock”) in a private placement to various accredited investors, pursuant to subscription agreements entered into with each (collectively, the “Subscription Agreements”), in exchange for cash in an equal amount. Including Notes sold in the previous two closings, Notes in the aggregate principal of $3,981,050, currently convertible into an aggregate of 5,308,040 shares of Common Stock, together with Warrants to purchase an aggregate of 1,061,586 shares of Common Stock, were sold to investors in the Offering.

The terms of the Offering and of the Notes and Warrants are described in the Current Reports on Form 8-K, filed by the Company on May 5, 2015, including the forms of the Notes, the Warrants and the Subscription Agreement filed as exhibits thereto, and May 7, 2015 (the “Prior Form 8-Ks”), each of which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The Notes issued on May 13 and May 15, 2015 are convertible into an aggregate of 2,906,652 shares of the Company’s Common Stock. As part of the investment in such Notes, the Company also issued Warrants for an aggregate of 581,318 shares of Common Stock. The Company relied on the exemption from registration afforded by Section 4(a)(2) of the Securities Act in connection with the issuance of such Notes and Warrants.

In addition, on May 15, 2015, as part of the consideration for the services provided by it in the Offering, the Company issued to Paulson Investment Company, LLC, as placement agent in the Offering (the “Placement Agent”), a warrant to purchase an aggregate of 530,802 shares of Common Stock, or 10% of the shares into which the Notes sold in the Offering are convertible, with an exercise price of $0.75 per share and a term of five years (the “Placement Agent Warrant”). The Company relied on the exemption from registration afforded by Section 4(a)(2) of the Securities Act in connection with the issuance of the Placement Agent Warrant. The form of the Placement Agent Warrant is attached as Exhibit 4.1 and is incorporated herein by reference.

Additional terms of the Offering and the Notes and the Warrants, as well as the Placement Agent Warrant and the consideration received by the Placement Agent, are described in the Prior Form 8-Ks, each of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Placement Agent Warrant to Purchase Common Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: May 18, 2015	By:	/s/ Michael D. Mulholland
Michael D. Mulholland Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Placement Agent Warrant to Purchase Common Stock